UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

EA Series Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Bridgeway Blue Chip Fund Alternative Outreach Call Script

RECORDING #1

(If we reach a person)

Hello, this is [Tammira Philippe, President of Bridgeway Funds] or [John Montgomery, Director of Bridgeway Funds and portfolio manager of the Blue Chip Fund]. I am calling on behalf of Bridgeway Blue Chip Fund regarding the upcoming Shareholder Meeting. As of today, we have not received your vote on this very important proposal.

In addition to the methods listed on your proxy card that we hope you received recently, we are calling to offer you a quick and convenient way to vote your proxy which will help the Bridgeway Blue Chip Fund achieve its shareholder meeting objectives This process is simple, will only take a few moments of your time, and will help save the expense of additional mailings and phone calls. To cast your vote with a live representative, please press 1 now. (Pause and listen 2 seconds)

If you have any questions about the Special Meeting or your vote, please press 2 now or for more information about your investment press 3 now. (Pause and listen 2 seconds)

(The recording the shareholder will hear if they opt to press 3)

As of July 22, 2022, our records indicate you hold shares in the Bridgeway Blue Chip Fund. Please hold for a representative who can further assist you.

To repeat this message press 9 or for further assistance press 2 now to speak to a representative. To end this call press 5. (Pause and listen 2 seconds)

If you received this message on your answering machine, you may contact us toll free at 1-866-828-6951 from 8 am to 9 pm Monday through Friday Central Time.

(The section above is included in case the system did not correctly detect an answering machine)

Bridgeway Blue Chip Fund Alternative Outreach Call Script

RECORDING #2

(If we reach an answering machine)

ANSWERING MACHINE Script

Hello, this is [Tammira Philippe, President of Bridgeway Funds] or [John Montgomery, Director of Bridgeway Funds and portfolio manager of Blue Chip]. I am calling on behalf of Bridgeway Blue Chip Fund regarding the upcoming Shareholder Meeting. As of today, we have not received your vote on this very important proposal.

Voting is easy and will save the expense of additional mailings and phone calls. Your vote is crucial no matter how many shares you own. You can vote by internet or phone by following the simple instructions on your proxy voting card that we hope you received recently. Even if you can’t find your proxy card, you may vote by phone with a proxy representative by calling toll-free 1-866-828-6951. Representatives are available Monday through Friday from 8 a.m. to 9 p.m. Central time to cast your vote directly over the phone.

Voting will only take a few minutes of your time and will remove your phone number from this calling effort. I appreciate your prompt attention to this very important matter as a valued fellow shareholder.

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT NOTICE

Re:	Bridgeway Blue Chip Fund

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or phone, regarding a very important matter concerning your investment with Bridgeway Blue Chip Fund. This matter pertains to a time-sensitive initiative for the Fund and its shareholders for which we need your response.

It is very important that we speak with you. Please call toll-free at 1-866-828-6951 between 8:00 a.m. and 9:00 p.m. Central Time, Monday through Friday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:
Investor ID:	XXXXXXXX	Security ID:	XXXXXXXX
Shares owned:	XXXXXXXXX	Household ID:	XXXXXXXX

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible. Thank you for your time and consideration.

Sincerely,

/s/ Tammira Philippe

Tammira Philippe

President, Bridgeway Funds, Inc.

OFFICIAL BUSINESS	This document relates to your investment in Bridgeway Blue Chip Fund.